UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 11, 2010

Date of Report (date of earliest event reported)

EAST WEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-24939

Delaware	95-4703316
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101

(Address of principal executive offices including zip code)

(626) 768-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

Item 1.01 Entry into a Material Definitive Agreement

Purchase and Assumption Agreement

On June 11, 2010, East West Bancorp, Inc. issued a press release announcing that its wholly-owned subsidiary, East West Bank (the “Bank”) acquired substantially all of the assets and assumed substantially all of the liabilities of Washington First International Bank, a Washington state-chartered bank based in the Seattle, Washington area, in a transaction with the Federal Deposit Insurance Corporation, as receiver of Washington First International Bank (“the Acquisition”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Acquisition was made pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC on June 11, 2010. East West will receive approximately $504 million in assets, including $403 million in loans, and assume approximately $478 million in liabilities, including $415 million in deposits. These foregoing amounts represent Washington First International Bank’s book value for these assets and liabilities and do not necessarily reflect fair value. These amounts are estimates and, accordingly, are subject to adjustment based upon final settlement with the FDIC. The Bank agreed to purchase substantially all of the assets at a discount of 15.9% and paid the FDIC a 0.50% deposit premium.

In connection with the Acquisition, the Bank entered into a loss-sharing arrangement with the FDIC that covers approximately $403 million in loans and $24 million in real estate owned. Pursuant to the terms of the loss-sharing arrangement, the FDIC is obligated to reimburse the Bank for 80% of all eligible losses on covered assets. The loss-sharing agreement commences immediately and there is no first loss tranche for the Bank. The Bank has a corresponding obligation to reimburse the FDIC for 80% of all eligible recoveries on covered assets.

East West currently estimates that the acquisition will result in an after-tax bargain purchase gain of approximately $10 million to $15 million. After the completion of integration, East West expects cost savings of 40% from the current operating expense levels at Washington First International Bank. Further, East West estimates that the accretion to earnings will be approximately $0.04 to $0.05 per share on an annual basis.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 11, 2010

EAST WEST BANCORP, INC.

By:	/s/ Irene H. Oh
Irene H. Oh
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 11, 2010, issued by East West Bancorp, Inc.